Exhibit 4.31

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Principal   Amount:  $190,000
Date:  April  21, 2015

CONVERTIBLE PROMISSORY NOTE

Dixi Foods International,    Inc., (hereinafter  called the "Company" or "DJXI"), hereby promises to pay to the order of RBB Capital,  LLC,  a Delaware Limited Liability Company, or its registered assigns (the "Holder")  the sum of $190,000,  together  with  any interest  as set forth  herein,  on or before May 29, 2015 (the "Maturity Date").

Any amount of principal or interest on this Note which is not paid when due shall bear interest at the rate of twenty two percent (22%) per annum from the due date thereof until the same is paid ("Default Interest"). Interest shall commence accruing on the date that the Note is fully paid and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into common stock) shall be made in lawful money of the United States of America.

All payments  shall be made at such address as the Holder shall hereafter  give to the Company by written  notice made  in accordance  with the provisions of this Note.   Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any interest payment date which is not the date on which this Note  is paid in full, the extension of the due date thereof  shall not be taken  into account for purposes  of determining  the amount of interest due on such date.   As used  in this Note,  the term "business  day"  shall mean any day other than a Saturday, Sunday or a day on which commercial  banks in the city of New York, New York are authorized  or required by law or  executive order  to  remain  closed.

Each capitalized  term  used  herein,  and  not  otherwise defined,  shall have the meaning ascribed thereto in the supporting documents of same date (attached hereto).

This Note is free from all taxes, liens, claims and encumbrances  with respect to the issue thereof and shall not be subject to preemptive  rights or other similar rights of shareholders  of the Company and will not impose personal liability upon the holder thereof.

The following terms shall apply to this Note:

ARTICLE 1. CONVERSION RlGHTS

1.1 Optional Conversion. Following any Event of Default, the Holder shall have the right to convert all or any part of the outstanding and unpaid principal amount of this Note into fully paid and non- assessable shares of Common Stock, as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price (the "Conversion Price") determined as provided herein (a "Conversion"); provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (I) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Notes or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulations 13D-G thereunder, except as otherwise provided in clause (l) of such proviso, provided, further, however, that the limitations on conversion may be waived by the Holder upon, at the election of the Holder, not less than 61 days' prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61 st day (or such later date, as determined by the Holder, as may be specified in such notice of waiver). The number of shares of Common tock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, (the "Notice of Conversion"), delivered to the Company by the Holder in accordance with the Sections below; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the"Conversion Date").

The term "Conversion Amount" means, with respect to any conversion of this Note, the sum of(1) the principal amount of this Note to be converted in such conversion plus (2) at the Company's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, (3) at the Company's option, Default Interest, if any, on the amounts referred to in the immediately preceding clauses (1) and/or (2) plus. (4) at the Holder's option, any amounts owed to the Holder.

1.2 Conversion Price.

(a) Calculation of Conversion Price. Holder, at its discretion, shall have the right to convert this Note in its entirety or in partes) into common stock of the Company valued at the lower of (i) .0001 or (ii) a Fifty Percent (50%) discount off of the lowest intra-day trading price for the Company's common stock during the Ten (10) trading days immediately preceding a conversion date, as reported by Quotestream.

(b) Conversion Price During Major Announcements. Notwithstanding anything contained in the preceding section to the contrary, in the event the Company (i) makes a public announcement that it intends to consolidate or merge with any other corporation (other than a merger inwhich the Company is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Company or (ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Company's Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in this Section. For purposes hereof, "Adjusted Conversion Price Termination Date" shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section has been made, the date upon which the Company (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 1.2(b) to become operative.

1.3 Authorized Shares. The Company covenants that during the period the conversion right exists the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Note. The Company is required at all times to have authorized and reserved five times the number of shares that is actually issuable upon full conversion of the Note (based on the Conversion Price of the Notes in effect from time to time)(the "Reserved Amount"). The Reserved Amount shall be increased from time to time in accordance with the Company's obligations.

The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes.

The Company (i) acknowledges that it will irrevocably instruct its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Company does not maintain the Reserved Amount it will be considered an Event of Default as defined in this Note.

1.4 Method of Conversion.

(a) Mechanics of Conversion. This Note may be converted by the by (A) submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time).

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Company unless the entire unpaid principal amount of this Note is so converted. The Holder and the Company shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall,primajacie, be controlling and determinative in the absence of manifest error. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

(c) Payment of Taxes. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such hares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(d) Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the "Deadline") (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

Within Five (5) business days of having received certificate(s) for common stock pursuant to a Notice of Conversion, Holder may elect to rescind the Notice of Conversion and return the shares, at Holder's expense, to the Company's Transfer Agent. In the event of such rescission, the principal amount outstanding under this Note shall be adjusted to include the Conversion Amount which was deducted from the Note as part of the rescinded Notice of Conversion.

(e) Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. The Conversion Date specified in the Notice of Conversion shall be the Conversion Date so long as the Notice of Conversion is received by the Company before 6:00 p.m., New York, New York time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in Section 1.1 and in this Section 1.4, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Broker with DTC through its Deposit Withdrawal Agent Commission ("OW AC") system.

(g) Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline the Company shall pay to the Holder $2,000 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. The Company agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly the parties acknowledge that the liquidated damages provision contained in this Section are justified. Any delay or failure of performance by the Company hereunder shall be excused if and to the extent caused by Force Majeure. For purposes of this agreement, Force Majeure shall mean a cause or event that is not reasonably foreseeable and/or caused by the Company, including acts of God, fires, floods, explosions, riots wars, hurricanes, etc.

1.5 Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (ii i) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) ("Rule 144") or (iv) such shares are transferred to an "affiliate" (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this Section 1.5 and who is an Accredited Investor. Except as otherwise provided herein (and subject to the removal provisions set forth below), until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES. "

The legend set forth above shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if (i) the Company or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold. In the event that the Company does not accept the opinion of counsel provided by the Buyer with respect to the transfer of Securities pursuant to an exemption from registration, such as Rule 144 or Regulation S, at the Deadl ine, it wi II be considered an Event of Default pursuant to this note.

1.6 Effect of Certain Events.

(a) Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined below) or Persons when the Company is not the survivor shall either: (i) be deemed to be an Event of Default (as defined in Article III) pursuant to which the Company shall be required to pay to the Holder upon the consummation of and as a condition to such transaction an amount equal to the Default Amount (as defined in Article III) or (ii) be treated pursuant to Section 1.6(b) hereof. "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

(b) Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this Section 1.6(b) unless (a) it first gives, to the extent practicable, thirty (30) days prior written notice (but in any event at least fifteen (15) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert this Note) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the obligations of this Section 1.6(b). The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

(c) Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a "Distribution"), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(d) Adjustment Due to Dilutive Issuance. If, at any time when any Notes are issued and outstanding, the Borrower issues or sells, or in accordance with this Section 1.6(d) hereof is deemed to have issued or sold, any shares of Common Stock in connection with a financing transaction based on a variable price formula (the "Alternative Variable Price Formula") that is more favorable to the investor in such financing transaction than the formula for calculating the Conversion Price in effect on the date of such issuance (or deemed issuance) of such shares of Common Stock (a "Dilutive Issuance"), then immediately upon the Dilutive Issuance, the formula for the Conversion Price will be adjusted to match the Alternative Variable Price Formula. If it is unclear whether the Alternative Variable Price Formula is better or worse, then Holder, in its sole discretion, may elect at the time of such issuance whether to switch to the Alternative Variable Price Formula or not.

(e) Purchase Rights. If, at any time when any Notes are issued and outstanding, the Company issues any convertible securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holder of this Note will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note (without regard to any limitations on conversion contained herein) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(f) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder of a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 Trading Market Limitations. Unless permitted by the applicable rules and regulations of the principal securities market on which the Common Stock is then listed or traded, in no event shall the Company issue upon conversion of or otherwise pursuant to this Note and the other Notes issued pursuant to the Purchase Agreement more than the maximum number of shares of Common Stock that the Company can issue pursuant to any rule of the principal United States securities market on which the Common Stock is then traded (the "Maximum Share Amount"), which shall be 4.99% of the total shares outstanding on the Closing Date (as defined in the Purchase Agreement), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. Once the Maximum Share Amount has been issued, if the Company fails to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Maximum Share Amount, in lieu of any further right to convert this Note, this will be considered an Event of Default under Section 3.3 of the Note.

1.8 Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the shares covered thereby (other than the shares, if any, which cannot be issued because their issuance would exceed such Holder's allocated portion of the Reserved Amount or Maximum Share Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless the Holder otherwise elects to retain its status as a holder of Common Stock by so notifying the Company) the Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and the Company shall, as soon as practicable, return such unconverted Note to the Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, (i) the right to receive Conversion Default Payments pursuant to Section 1.3 to the extent required thereby for such Conversion Default and any subsequent Conversion Default and (ii) the right to have the Conversion Price with respect to subsequent conversions determined in accordance with Section 1.3) for the Company's failure to convert this Note.

1.9 Omit.

ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as the Company shall have any obligation under this Note, the Company shall not without the Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of the Company's disinterested directors.

2.2 Restriction on Stock Repurchases. So long as the Company shall have any obligation under this Note, the Company shall not without the Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in anyone transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares.

2.3 Borrowings. So long as the Issuer shall have any obligation under this Note, the Jssuer shall not, without the Holder's written consent, create, incur, assume guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any person, firm, partnership, joint venture or corporation, except by the endorsement of negotiable instruments for deposit or collection, or suffer to exist any liability for borrowed money, except (a) borrowings in existence or committed on the date hereof and of which the Jssuer has informed Holder in writing prior to the date hereof (b) indebtedness to trade creditors or financial institutions incurred in the ordinary course of business or (c) borrowings, the proceeds of which shall be used to repay this Note.

2.4 Sale of Assets. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

2.5 Advances and Loans. So long as the Company shall have any obligation under this Note, the Company shall not, without the Holder's written consent, lend money, give credit or make advances to any person, firm, joint venture or corporation, including, without limitation, officers, directors, employees, subsidiaries and affiliates of the Company, except loans, credits or advances (a) in existence or committed on the date hereof and which the Company has informed Holder in writing prior to the date hereof, (b) made in the ordinary course of business or (c) not in excess of $100,000.

ARTICLE III. EVENTS OF DEFAULT

If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to Pay Principal or Interest. The Company fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise.

3.2 Conversion and the Shares. The Company fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default of this Note, if a conversion of this Note is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company's transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within forty eight (48) hours of a demand from the Holder.

3.3 Breach of Covenants. The Company breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the Purchase Agreement.

3.5 Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against the Company or any subsidiary of the Company or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

3.8 Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on the OTC Markets or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the American Stock Exchange.

3.9 Failure to Comply with the Exchange Act. The Company shall fail to comply with the reporting requirements of the Exchange Act.3.10 Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

3.11 Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Company's ability to continue as a "going concern" shall not be an admission that the Company cannot pay its debts as they become due.

3.12 Maintenance of Assets. The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

3.13 Financial Statement Restatement. The restatement of any financial statements filed by the Company with the SEC for any date or period from two years prior to the Jssue Date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the original financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or supporting documents.

3.14 Reverse Splits. The Company effectuates a reverse split of its Common Stock without at least twenty (20) days prior written notice to the Holder.

3.15 Replacement of Transfer Agent. In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Company and the Company.

3.16 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Company of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Company, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Company, and, or for the benefit of, (2) the Holder and any affiliate of the Holder, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Company to the Holder.

Upon the occurrence and during the continuation of any Event of Default specified in Section 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due at the Maturity Date), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the Default Sum (as defined herein). UPON THE OCCURRENCE AND DURING THE CONTINUATION OF ANY EVENT OF DEFAULT SPECIFIED IN SECTION 3.2, THE NOTE SHALL BECOME IMMEDIATELY DUE AND PAYABLE AND THE COMPANY SHALL PAY TO THE HOLDER, IN FULL SATISFACTION OF ITS OBLLGATTONS HEREUNDER, AN AMOUNT EQUAL TO: (Y) THE DEFAULT SUM (AS DEFINED HERE.IN); MULl'IPLlED BY (Z) TWO (2). Upon the occurrence and during the continuation of any Event of Default specified in Sections 3.1 (solely with respect to failure to pay the principal hereof or interest thereon when due on this Note upon a Trading Market Prepayment Event pursuant to Section 1.7 or upon acceleration), 3.3, 3.4, 3.6, 3.8, 3.9, 3.11, 3.12, 3.13, 3.14, and/or 3.15 exercisable through the delivery of written notice to the Company by such Holders (the "Default Notice"), and upon the occurrence of an Event of Default specified the remaining sections of Articles III (other than failure to pay the principal hereof or interest thereon at the Maturity Date specified in Section 3,1 hereof), the Note shall become immediately due and payable and the Company shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to the greater of (i) 150% times the sum of (w) the then outstanding principal amount of this Note ~ (x) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment (the "Mandatory Prepayment Date") plus (y) Default Interest, if any, on the amounts referred to in clauses (w) and/or (x) plus (z) any amounts owed to the Holder pursuant to Sections 1.3 and 1.4(g) hereof (the then outstanding principal amount of this Note to the date of payment ~ the amounts referred to in clauses (x), (y) and (z) shall collectively be known as the "Default Sum") or (ii) the "parity value" of the Default Sum to be prepaid, where parity value means (a) the highest number of shares of Common Stock issuable upon conversion of or otherwise pursuant to such Default Sum in accordance with Article I, treating the Trading Day immediately preceding the Mandatory Prepayment Date as the "Conversion Date" for purposes of determining the lowest applicable Conversion Price, unless the Default Event arises as a result of a breach in respect of a specific Conversion Date in which case such Conversion Date shall be the Conversion Date), multiplied by (b) the highest Closing Price for the Common Stock during the period beginning on the date of first occurrence of the Event of Default and ending one day prior to the Mandatory Prepayment Date (the "Default Amount") and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

If the Company fails to pay the Default Amount within five (5) business days of written notice that such amount is due and payable, then the Holder shall have the right at any time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice, to immediately issue, in lieu of the Default Amount, the number of shares of Common Stock of the Company equal to the Default Amount divided by the Conversion Price then in effect.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company, to:
_______________
_______________
_______________

If to the Holder:

RBB Capital, LLC.
200 Stonehinge Lane
Suite 3
Carle Place, NY 11514
718.530.0182

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Company and the Holder. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

4.5 Cost of Collection. If default is made in the payment of this Note, the Company shall pay the Holder hereof costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the courts located in Delaware. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Certain Amounts. Whenever pursuant to this Note the Company is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

4.8 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Securities Purchase Agreement and supporting documents of same date.

4.9 Notice of Corporate Events. Except as otherwise provided below, the Holder of this Note shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Note into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's shareholders (and copies of proxy materials and other information sent to shareholders). In the event of any taking by the Company of a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 4.9.

4.10 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

IN WITNESS WHEREOF, Company has caused this Note to be signed in its name by its duly authorized officer:

SECURITIES PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT ("Agreement") is made as of the 21st day of April, 2015 by and between Dixi Foods International, lnc.,(the "Company"), and RBB Capital, LLC (the "Investor").

Recitals

A. The Investor wishes to purchase from the Company, and the Company wishes to sell and issue to the Investor, upon the terms and conditions stated in this Agreement:

1. A $190,000 Convertible Promissory Note (the :Note”) in the form attached hereto as

Exhibit A; and

2.250,000 shares of the Common stock of the Company.

In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

"Affiliate" means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

"Business Day" means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

"Common Stock Equivalents" means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

"Company's Knowledge" means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, alter due inquiry.

"Confidential Information" means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).

"Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

"Intellectual Property" means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).

"Material Adverse Effect" means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise). business, or prospects of the Company and its Subsidiaries taken as a whole, or (ii) the ability of the Company to perform its obiligations under the Transaction Documents.

"Person" means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture. sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

"Purchase Price" means one hundred and fifty thousand dollars ($150,000). "SEC" means the United States Securities and Exchange Commission.

"Securities" means the Convertible Note common shares issuable at its conversion and the 250,000 shares of the Common Stock of the Company.

"Subsidiary" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or. if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.

"Transaction Documents" means this Agreement, the Ole, the Company Representation Letter, the Irrevocable Transfer Agent Instruction, and supporting documents of same date.

"1933 Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

"1934 Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rule and regulations promulgated thereunder.

2. Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, the Company shall sell and issue to the Investor a convertible note in the principal amount of$190,000 and 250,000 shares of the Common Stock of the Company.

3. Closing. Upon confirmation that the other conditions to closing specified herein have been satisfied or duly waived by the Investor, the Company shall deliver to the Investor, a Note registered the name of the Investor, together with the 250,000 shares and the Investor shall cause a wire transfer in same day funds to be sent to the account of the Company as instructed in writing by the Company, in an amount representing the Purchase Price for the Note(the "Closing Date").

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that, except as set forth in the schedules delivered herewith (collectively, the "Disclosure Schedules"):

4.1 Organization. Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carryon its business as now conducted and to own its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not and could not reasonably be expected to have a Material Adverse Effect. The Company's Subsidiaries are listed on the Company's public disclosures filed with the EC.

4.2 Authorization, The Company has full power and authority and, has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (i i) authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

4.3 Capitalization. As of the date hereof, the the authorized capital stock of the Company on the date hereof is____; (b) the number of shares of capital stock issued and outstanding is ____; (c) the number of shares of capital stock issuable pursuant to the Company's stock plans is____ ; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Securities) exercisable for, or convertible into or exchangeable for any shares of capital stock or the Company are____ . All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights.

All of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, non assesable and free of pre-emptive rights, were issued in full compliance with applicable state and federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company. Other than described herein and in the Company's periodic reports filed with the SEC, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investor) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.

The Company does not have outstanding stockholder purchase rights or "poison pill" or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

4.4 Valid Issuance. The issued Securities have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, shall be free and clear of all encumbrances and restrictions (other than those created by the Investor), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. Upon the due conversion of the Debenture, the Converted hares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor. The Company has reserved a sufficient number of shares of Common lock for issuance upon the exercise of the Debenture, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investor.

4.5 Consents. The execution, delivery and performance by the Company of the Transaction Documents, and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws, and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods. subject to the accuracy of the representations and warranties of the Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Shares upon due conversion of the Debenture, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other "poison pill" arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company's Articles of Incorporation or By-laws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

4.6 Delivery of SEC Filings: Business. The Company has made available to the Investor through the EDGAR system, true and complete copies of the Company's most recent Annual Report on Form 10-K for its last fiscal year (the"10-K"), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the "SEC Filings"). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.

4.7 Use of Proceeds. The net proceeds of the sale of the Note hereunder shall be used by the Company for working capital and general corporate purposes. The Company agrees that it shall not use the funds from this Agreement, at any time, to lend money, give credit or make advances to any officers, directors, employees, Subsidiaries and affiliates of the Company.

4.8 No Conflict Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Articles of Incorporation or the Company's Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investor through the EDGAR system), or (ii)(a) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (b) any agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject.

4.9 Brokers and Finders.0 Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

4.10 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.11 No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.12 Private Placement. The offer and sale of the Securities to the Investor as contemplated hereby is exempt from the registration requirements of the 1933 Act.

5. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that:

5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors' rights generally.

5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor's own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933
Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor's right to rely on the Company's representations and warranties contained in this Agreement.

5.6 Restricted Securities. Such Investor understands that the Securities are characterized as "restricted securities" under the US .. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) "The securities represented hereby may not be transferred unless (i) such securities have been registered for sale pursuant to the Securities Act of 1933, as amended, (ii) such securities may be sold pursuant to Rule 144(i), or (iii) the Company has received an opinion of counsel reasonably satisfactory to it that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws."

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 50 I(a) of Regulation D, as amended, under the 1933 Act.

5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any public advertising or general solicitation.

5.10 Brokers and Finders.No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

6. Conditions to Closing.

6.1 Conditions to the Investor's Obligations. The obligation of the Investor to purchase the Note at Closing is subject to the fulfillment to such Investor's satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Investor:

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by it on or prior to the Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities, and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(d) The Company shall have executed and delivered the Convertible
Note and supporting documentation.

(e) The Company shall have executed and delivered the Irrevocable

Transfer Agent Instructions.

(f) No stop order or suspension of trading shall have been imposed by the public markets on which the Company's common stock is traded or quoted, the SEC or any other governmental or regulatory body with respect to public trading in the Common lock.

6.2 Conditions to Obligations of the Company. The Company's obligation to sell and issue the Note at Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investor in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6,5.7, 5.8 and 5.9 (the "Investment Representations"), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investor shall have performed in all material respects all obligations and conditions herein required to be performed or observed by them on or prior to the Closing Date.

(b) The Investor shall have delivered the Purchase Price to the Company in accordance with the schedule outlined herein.

6.3 Termination of Obligations to Effect Closing: Effects.

(a) The obligations of the Company, on the one hand, and the Investor, on the other hand, to effect the Closing shall terminate as follows:

Investor;

(i) Upon the mutual written consent of the Company and the Investor.

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By the Investor if any of the conditions set forth in Section

6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or provided, however, that, except in the case of clause (i) above. the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party's seeking to terminate its obligation to effect the Closing.

7. Survival and Indemnification.

7.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

7.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, "Losses") to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.

7.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the "Indemnified Person") of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 7.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not affect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

8. Miscellaneous.

8.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company, after notice duly given by such Investor to the Company. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.2 Counterparts; This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

8.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

8.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by fax, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (8) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one business day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days' advance written notice to the other party:

If to the Company:

Dixi Foods International, Inc.
_______________
_______________
Attn:___________
Fax:____________
Tel:____________

If to the Investor:

RBB Capital, LLC
200 tonehinge Lane, uite 3
Carle Place, NY 11514
718.530.0182

8.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

8.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

8.7 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law. and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

8.8 Entire Agreement. This Agreement. including the Exhibits and the Disclosure Schedules. and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject maner hereof and thereof and supersede all prior agreements and understandings. both oral and written. between the parties with respect to the subject matter hereof and thereof.

8.9 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

8.10 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by. and construed in accordance with, the internal laws of the State of Delaware, without regard to principles of conflicts of law. THE COMPANY AND INVESTOR WAIVE ANY RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY TRANSACTION CONTEMPLATED HEREIN, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACII OF DUTY AND ALL OTIIER COMMON LAW OR STATUTORY BASIS. Each party hereby submits to the exclusive jurisdiction of the state and federal courts located in the State of Delaware. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in Delaware in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. The arbitrator shall apply Delaware law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator's fees and expert witness fees, incurred by the parties to the arbitration, may be awarded to the prevailing party, in the discretion of the arbitrator, or may be apportioned between the parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one party is to pay for all (or a share) of such expenses. both parties shall share equally in the payment of the arbitrator's fees as and when billed by the arbitrator.

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

Disclosure Schedules/ Exhibits